Exhibit 4.1

number: ________	Incorporated under the Laws of	shares: _________
see reverse for certain definitions	the State of Delaware	cusip: __________

LuxUrban Hotels Inc.

___________ shares of 13.00% Series A Cumulative Redeemable Preferred Stock, $0.00001 par value per share

THIS CERTIFIES THAT

is the owner of _____________________ fully paid and non-assessable Shares of 13.00% Series A Cumulative Redeemable Preferred Stock of LuxUrban Hotels Inc. (the “Company”), as defined by and subject to all of the terms contained in the Company’s Certificate of Incorporation, as amended, transferable only on the books of the Company by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

[Corporate Seal]

Chief Executive Officer	Secretary

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT	–		Custodian
					(Cust)		(Minor)
TEN ENT	–	as tenants by the entireties
under Uniform Gifts to Minors Act
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list.

LuxUrban Hotels Inc.

The board of directors of this Company has the authority to create and determine the relative rights and preferences of classes or series of shares of capital stock other than common stock. The Company will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences, and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received, ___________________________ hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

___________________________ Shares of the 13.00% Series A Cumulative Redeemable Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated:	Signature(s) Guaranteed:

Signature:
Notice: the signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.	THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).